UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 12, 2010

Ametrine Capital, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	814-00776	74-3252949
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

914 North Broadway Avenue, Suite 220
P.O. Box 1097
Oklahoma City, OK 73101
Address of principal executive offices

(405) 815-4041
Telephone number, including
Area code

__________________________
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯           Written communications pursuant to Rule 425 under the Securities Act
⁯           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 12, 2010 the following persons resigned from the Board of Directors of Ametrine Capital, Inc. (the “Company”):

▪	Lior Ostashinsky;

▪	Oren Amitzur; and

▪	Elad Shetrit

None of Messrs. Ostashinsky, Amitzur or Shetrit’s resignations was the result of any disagreement with any Company practice or policy. Instead, each of their resignations stemmed from the agreement between Tailormade Holdings Ltd (f/k/a Meitav Underwriting Ltd.) and Deylau, LLC and Debra Herman entered on November 30, 2010, that resulted in the sale of 92% of the Company’s issued and outstanding common stock in a private transaction (the “Share Acquisition”).  The Share Acquisition resulted in Deylau, LLC becoming the holder of approximately 84% of the outstanding shares.  As a result of the resignations of Messrs. Ostashinsky, Amitzur or Shetrit the Company’s Board of Directors now consists solely of the following persons, each of whom was appointed effective November 30, 2010:

▪	David J. Chernicky;

▪	Kristian B. Kos; and

▪	Phil B. Albert.

The Share Acquisition, the resulting change in control of the Company, and the appointment of the current directors were reported in a Current Report on Form 8-K dated December 1, 2010.  Additionally, such information was also set forth in a Schedule 14F-1 distributed to shareholders and filed with the Securities and Exchange Commission on December 1, 2010.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2010 the Company’s Board of Directors adopted Amended and Restated Bylaws for the Company.  The Amended and Restated Bylaws were adopted in large part to ensure that the Company’s Bylaws are consistent with Delaware law, contain provisions that are applicable to a company that has a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, and/or that aim to develop a trading market for their securities.   Among the terms and provisions of our Bylaws that were amended by the Amended and Restated Bylaws were with respect to:

▪
Special meetings of stockholders.  The Amended and Restated Bylaws provide that stockholders must hold at least 10% of the shares of stock that would be entitled to vote on a matter to call a special meeting of stockholders.

▪	The notice provision for meetings of stockholders, as the Amended and Restated Bylaws provide that notice may be provided a maximum of sixty days before the meeting date.

▪
The quorum requirement for meetings of stockholders which was revised to provide that a quorum may be achieved by the presence in person or by proxy of the holders of one-third of the votes entitled to be cast at the meeting.

▪
The process by which stockholders may nominate persons to serve on the Company’s Board of Directors.  The Amended and Restated Bylaws provide that to nominate a person to serve on the Board of Directors a shareholder must submit that nomination to the Company within a defined time frame, and must include various information about the proposed nominee such as their previous relationships with the Company, their background, and any compensation arrangements they may have (or had) with the Company.

▪
The electronic issuance and transfer of shares of Company common stock.  The Amended and Restated Bylaws provide that shares of Company common stock may be electronically issued without a certificate and address how transactions involving shares issued electronically without a certificate will be transferred and settled. The amendments are intended to assure that the Company’s Bylaws addressed, and permit transactions in common stock being settled electronically and without the need for the issuance of new share certificates and to ensure that the Company’s stock is DWAC and FAST-DRS eligible.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

3.1           Amended and Restated Bylaws, as amended December 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETRINE CAPITAL, INC.

Dated: December 13, 2010	By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President